UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): February 12, 2007

James River Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51480 (Commission File Number)	05-0539572 (I.R.S. Employer Identification No.)

300 Meadowmont Village Circle, Suite 333
Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code:	(919) 883-4171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Michael H. Steinhardt has been a director of the Registrant since January 2003. On February 12, 2007, Mr. Steinhardt announced that he will not stand for re-election to James River Group’s Board of Directors at the 2007 Annual Meeting of Stockholders so that he may focus on other personal and professional commitments.

(e) On February 13, 2007, the Board of Directors of James River Group, Inc. (the “Company”) approved the payment of cash bonus awards to certain of the Company’s named executive officers for performance with respect to the year ended December 31, 2006. The following awards have been approved:

Name and Position	Bonus

J. Adam Abram, President and Chief Executive Officer	$726,047
Michael T. Oakes, Executive Vice President and Chief Financial Officer	$422,426
Gregg T. Davis, Executive Vice President – Finance and Treasurer	$275,000
Michael P. Kehoe, President and Chief Executive Officer – James River Management Company, Inc.	$772,072 (i)
C. Kenneth Mitchell, President and Chief Executive Officer – Stonewood Insurance Management Company, Inc.	$100,000 (i)

(i) This bonus will be paid in two installments of which two-thirds will be paid in the first fiscal         quarter of 2007. Any unpaid portion of such bonus will be forfeited should the respective named executive officer not remain with the Company until December 31, 2007.
Item 8.01.	Other Events

On February 13, 2007, the Board of Directors of the Registrant declared a cash dividend of $0.15 per share of Common Stock, payable on March 30, 2007 to shareholders of record as of March 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

James River Group, Inc.

(Registrant)

Date: February 15, 2007	By: /s/ Michael T. Oakes
Name: Michael T. Oakes

Title: Executive Vice-President and

Chief Financial Officer

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